No. 00025

SHARES

GUARDIANS OF GOLD INC.

THIS IS TO CERTIFY THAT

CUSIP 401459 10 2

ISIN US4014591022

SPECIMEN

is the registered holder of

fully paid up and non-assessable common shares with a par value of $0.001 per share of

GUARDIANS OF GOLD INC.

transferable only on the books of the Corporation by such registered holder or by attorney duly authorized upon surrender of this certificate properly endorsed.

This certificate shall not become valid until countersigned and registered by a Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the said Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:

Countersigned and Registered
HERITAGE TRANSFER AGENCY INC. Toronto, Ontario, Canada
Transfer Agent and Registrar

By ______________________ Authorized Officer

President

Secretary / Treasurer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE BY HERITAGE TRANSFER AGENCY INC., OF TORONTO, ONTARIO, CANADA.

For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____________ Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

____________ Attorney, to transfer the said common shares on the Books of the within-named Corporation, with full power of substitution in the premises.

Dated ____________

____

In the presence of

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.